                                                                    EXHIBIT 10.5

                                COMMERCIAL LEASE

THIS LEASE is made between     H.T. Ardinger & Son Co.
of                             1990 Lakepointe Drive     Lewisville, TX 75057
herein called Lessor, and      Home Interiors & Gifts, Inc.
of                             1649 Frankford Road West     Carrollton, TX 75007
herein called Lessee.
Lessee hereby offers to lease from Lessor the premises situated in the City of Carrollton, County of Dallas, State of Texas,

described as
1217 Crowley
Carrollton, TX 75006

upon the following TERMS and CONDITIONS:

      1) TERM AND RENT. Lessor demises the above premises on a month-to-month basis commencing August 15, 2002 and terminating at Lessee's discretion as set out below at the rental of Seventeen thousand four hundred dollars ($17,400.00) per month payable in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Lessor, at the address specified above.

      2) USE. Lesee shall use and occupy the premises for warehouse space. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

      3) CARE AND MAINTENANCE OF PREMISES. Lessee shall, at his own expense and at all times, maintain the premises in as good condition as received, normal wear and tear expected, including plate glass, and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, driveways, plumbing, electrical and HVAC which shall be maintained by Lessor. Lessee shall also maintain in good condition lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

      4) ALTERATIONS. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations additions, or improvements, in, to or about the premises.

      5) ORDINANCES AND STATUTES. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

      6) ASSIGNMENT AND SUBLETTING. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

      7) UTILITIES. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

      8) ENTRY AND INSPECTION. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit
          Lessor at any time within thirty (30) days prior to the expiration of this lease, to place upon the promises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

      9) POSSESSION. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 3 days of the commencement of the term hereof.

     10) INDEMNIFICATION OF LESSOR. Lessor shall not be liable for any damage or injury to Lessee, or any other person or to any property, occurring on the demised premises or any part thereof, unless caused by the negligence or intentional misconduct of Lessor or the violation by Lessor of any provision of this Lease.

     11) INSURANCE. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:
          Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

     12) EMINENT DOMAIN. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

     13) DESTRUCTION OF PREMISES. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within thirty (30) days under existing governmental laws and regulations, but such destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said thirty (30) days, Lessee may, at his option, terminate this lease. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

     14) LESSOR'S REMEDIES ON DEFAULT. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within ten (10) days, after the giving of such notice (or is such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such ten (10) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than thirty (30) days' notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, without extinguishing Lessee's liability. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or occupants and their effects. No failure to enforce any term shall be deemed a waiver.

     15) SECURITY DEPOSIT. Lessee shall deposit with Lessor on the signing of this lease the sum of zero ($0.00) dollars as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

     16) COMMON AREA EXPENSES. In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, lessee agrees to pay his pro-rata share of maintenance for the common area.

     17) ATTORNEY'S FEES. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

     18) WAIVER. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

     19) NOTICES. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee or Lessor, each at the address specified above, or at such other places as may be designated by the parties from time to time.

     20) HEIRS, ASSIGNS, SUCCESSORS. This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

     21) MONTH-TO-MONTH TERM. Lessee may terminate this lease by giving Lessor thirty (30) days written notice of its intention to vacate the premises.

     22) SUBORDINATION. This lease is and shall be subordinated to all existing and future liens and encumbrances against the premises and on any personal property of Lessee situated on the premises.

     23) RADON GAS DISCLOSURE. As required by law, (Landlord) makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     24) ENTIRE AGREEMENT. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:

               SIGNED TO BE EFFECTIVE THE 15TH DAY OF AUGUST, 2002

H.T. ARDINGER & SON CO.                      HOME INTERIORS & GIFTS, INC.

By:  /s/ H. T. Ardinger, Jr.    Lessor    By:  /s/ Arthur H. Grainger     Lessee
     ---------------------------               -----------------------------
Its: Owner/President                      Its: Vice President - Supply Chain
     ---------------------------               -----------------------------